HOLLAND SERIES FUND, INC.
 Form N-SAR for the period ending September 30, 1998
                File Number 811-9060






This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 24th day of November 1998.



              HOLLAND SERIES FUND, INC.




                                         By: /s/William E. Vastardis
                                              William E. Vastardis
                          Treasurer




Witness: /s/Eric P. Nachimovsky
            Eric P. Nachimovsky